Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2004

/s/ Fred B. Parks

Fred B. Parks Chairman and Chief Executive Officer

/s/ Todd E. Paulson

Todd E. Paulson Vice President and Chief Financial Officer